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                                                                    Exhibit 10.1

                                OPTION AGREEMENT



      AGREEMENT made this _____ day of _______________, 199_, by and between Hadco Corporation, a Massachusetts corporation with a usual place of business in Salem, New Hampshire (hereinafter the "Company"), and ______________________ of ________________________________________________ (hereinafter, the "Optionee"), pursuant to and subject to all the terms and conditions of the Company's 1991 Non-Employee Director Stock Option Plan, as amended and restated by the Board of Directors of the Company on December 3, 1996 and as duly approved by the stockholders of the Company on February 26, 1997 (the "Plan"), a copy of which has been made available to the Optionee. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.

      Section 1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, __________ shares (the "Option Shares") of the Company's Common Stock $0.05 par value, at the option price of _______________________ ($__________) Dollars per share.

      Section 2. PERIOD OF OPTION.

            (a) EXPIRATION. The options granted hereunder shall expire on a date which is seven (7) years after the date of grant of the option.

            (b) TERMINATION.

                  (1) In the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised options granted to such Optionee shall, to the extent not then exercisable, be immediately terminated and become void, and any options which are then exercisable but have not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the Optionee within a period of ten (10) days following such time the Optionee so ceases to be a member of the Board of Directors.

                  (2) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

      Section 3. LIMITATIONS ON RIGHT TO EXERCISE OPTION. Notwithstanding anything elsewhere in this Option Agreement to the contrary, except the provisions of Section 2(b), the right to exercise this option shall be subject to the following limitations:





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            (a) This option may not be exercised unless the Optionee, at the time he exercises this option, is a member of the Board of Directors of the Company, except as provided in Sections 2(b)(1) and (2) above.

            (b) This option must be exercised in increments of one hundred (100) shares, or for all of the shares then purchasable hereunder if less than one hundred (100) shares, and no fractional shares may be purchased under this option.

      Section 4. Exercise of Option.
                 ------------------

            (a) METHOD OF EXERCISE OF OPTION. This option may be exercised in whole or in part as noted in Section 3(b) above, by giving written notice to the Company by mail or in person addressed to Treasurer, Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, specifying the number of Option Shares being purchased, accompanied by payment of the full option price of the shares being purchased. A copy of such notice shall be provided to Berlin, Hamilton & Dahmen, LLP, 73 Tremont Street, Boston, Massachusetts 02108, or to such other counsel as the Company may hereafter designate, and to The First National Bank of Boston, Shareholder Services Division, Post Office Box 1865, Boston, Massachusetts 02105, or such other Stock Transfer Agent as the Company may hereafter designate. The price for the Option Shares shall be payable in cash or by delivery to the Company of shares of the Company's Common Stock already owned by the Optionee, or by any combination of such methods of payment.

            (b) DELIVERY OF STOCK CERTIFICATES UPON EXERCISE. Upon each exercise of this option and the satisfaction of all conditions set forth in the option, the Transfer Agent shall, on behalf of the Company, mail or deliver to the Optionee, or directly to the broker or such other designee of the Optionee, as promptly as practicable, a stock certificate or certificates representing the Option Shares then being purchased and shall register the Optionee as the owner of such shares on the books of the Company. The Company will pay all stamp taxes due or payable in connection with the issuance of the certificates. Such certificates may bear statements relating to the nonregistration of such shares under the Securities Act of 1933, and the rights, privileges and limitations of Common Stock, par value $0.05, of the Company, as set forth in the Articles of Organization, as amended.

            (c) RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of this option until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities act as now in force or hereafter amended, or

                  (ii) Counsel for the Company shall give an opinion that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended;





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and until the Company is in compliance with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

            The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to e prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

            (d) AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will be made for investment and will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from registration and prospectus requirements of that Act. The Optionee agrees to sign a certification to such effect at the time of exercising the option and agrees that the certificate for the shares so purchased may be enscribed with a legend to ensure compliance with the Securities Act of 1933 and with any other applicable securities laws.

      Section 5. VESTING OF SHARES.

            (a) VESTING.

                  (i) Options granted under Section 8(a) of this Plan shall vest (i.e., become exercisable) in the Optionee and shall become exercisable in accordance with the following schedule:

         Cumulative Number of Shares for
           which Option is Exercisable             Date of Vesting
       ---------------------------------    ----------------------------------
       1/5 of total Option Shares           On the date of grant of the option


       2/5 of total Option Shares           1 year anniversary of the
                                            date of the grant of the option


       3/5 of total Option Shares           2 year anniversary of the
                                            date of the grant of the option


       4/5 of total Option Shares           3 year anniversary of the
                                            date of the grant of the option


       100% of total Option Shares          4 year anniversary of the
                                            date of the grant of option


      Upon any sale of all of substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Company's outstanding voting securities





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      immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which all then outstanding options granted under this Agreement become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition; provided, however, that any such then outstanding options which are not thereupon exercised in full immediately prior to the consummation of such Acquisition shall thereupon terminate.

                  (ii) Options granted under Section 8(b) of this Plan shall vest (i.e., become exercisable) in the Optionee immediately upon grant. Any then outstanding options which are not thereupon exercised in full immediately prior to the consummation of an Acquisition shall thereupon terminate.

            The number of shares as to which the option may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

            (b) LEGEND ON CERTIFICATES. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

      Section 6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

      If this option shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation (hereinafter called the "Successor Corporation") or by a parent corporation or a subsidiary therefor shall be considered for purposes of this option to be membership on the Board of Directors of the Company.

      Section 7. NON-TRANSFERABILITY. This option shall not be assignable or transferable other than by will or the laws of descent or distribution and shall be exercisable during the Optionee's lifetime only by him. This option shall be null and void and without effect upon the bankruptcy of the Optionee to whom the option is granted, or upon any attempted assignment or transfer,





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including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

      Section 8. NOTICES. Any notice permitted or required under this Option Agreement shall be sufficient if made in writing and mailed, postage prepaid, or delivered in hand to the parties as follows: (a) as to the Company, to Treasurer at the principal office of the Company; and (b) as to the Optionee, at the address listed for the Optionee on the books of the Company or the books of the Stock Transfer Agent, or (c) as to either party, at such other address as shall be designated by the addressee in a written notice to the other complying as to delivery with the terms of this Section 8.

      Section 9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive law of the Commonwealth of Massachusetts.

      Section 10. ENTIRE AGREEMENT, MODIFICATION. This Agreement contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties.

      Section 11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided, however, that as respects the Optionee, this Agreement is deemed to be personal in nature and may not be assigned or transferred.

      Section 12. INTERPRETATION AND CONSTRUCTION. Any interpretation or construction of this Option Agreement by the Company's Stock Option Committee appointed by the Board, shall be final and conclusive. The section headings are for convenience of reference only and shall not be deemed germane to the interpretation or construction of this Option Agreement.

      Section 13. SURVIVAL. All representations, warranties and acknowledgments made in this Agreement shall survive the delivery of the certificate or certificates representing the shares purchased pursuant to the exercise of the option granted herein.

      Section 14. REQUIRED APPROVALS. This option is granted pursuant to and subject to all of the terms and conditions of the 1991 Non-Employee Director Stock Option Plan, as amended and restated by the Board of Directors of the Company on December 3, 1996, and as duly approved by the stockholders of the Company on February 26, 1997, and which is incorporated herein by reference.



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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Witnesses:                                Hadco Corporation


                                          By:
-----------------------------------          -----------------------------


-----------------------------------       --------------------------------
                                          Optionee